Exhibit 99.2

Press Release

March 30, 2007

FOR IMMEDIATE RELEASE

SCHAUMBURG, IL

Pliant Delivers Results and Accelerates its Business Plan

Pliant had a great year in 2006. Our results were solid - we grew sales to over $1 billion, we earned over $100 million in EBITDAR and we improved our free cash flow over $100 million versus 2005. This strong performance enabled us to accelerate our business plan. We have an extremely capable and strong team focused on delivering a powerful business plan. As a result of our successful debt reduction, we are now able to invest behind our business plan with serious, sustained capital - to hammer our plans forward on a continuous basis. We have stayed true to our balanced business model and it continues to deliver results.  The foundation of our balanced model is:

•                  Focused sales growth into growing markets, growing customers, growing products, new products

•                  Continuous cost reduction of materials, conversion costs, SG&A costs, fixed costs

In 2006, we once again had very impressive “numbers-behind-the-numbers” with many noteworthy accomplishments. We set quite a few records including record sales, a record number of patented innovations, record gross waste rates, record net waste rates, and record customer quality levels.  These performances were the result of the focused effort of the entire Plaint team and its partners.

On behalf of the 3,073 employees of Pliant, I would like to present some of our 2006 accomplishments.

Focused Sales Growth

We are not seeking quick hits to drive sales forward, but rather, long-term differentiated solutions with industry leading customers. This is not the easiest path to growth, but it is much more sustainable and defensible over time. The following are the key components of our long term growth program.

Value-Added Products & Innovation

We are committed to being the industry leader in certain focused technologies and in certain focused markets. We have 17 major innovation programs underway to deliver solutions against those objectives. For example, we are extrapolating our thin film strengths into the printed shrink market, we are leveraging our bag making know-how into personal care bags and we are utilizing our knowledge in barrier films to create new solutions for the agriculture market. In addition, we have a dedicated Next Generation team focused on maintaining our leadership positions in the future. We have invested in both of our technology centers to maintain a firm foundation in technology development.

Multi-year contracts

Properly designed contracts are good for our customers, good for Pliant and good for our material suppliers. They dampen volatility in the supply chain and allow all parties to optimize. The majority of Pliant’s business is under contract and we added quite a few meaningful contracts in 2006 with large, leading consumer products companies. Our goal is to partner with industry leaders and to lessen the company’s participation in transactional, resin-sensitive markets.

Focused capacity expansion

First of all, we minimize the need for adding new capacity through our gross waste reduction programs and our throughput efficiency programs. We are focused on driving growth and shifting towards more profitable business. We generally add leading edge capacity in advance of our growth curves so we can capitalize on attractive market and customer opportunities. We grew our value-added manufacturing capacity between 20 and 25 million pounds in 2006 in North America, Europe and Australia. This new capacity is being loaded with accretive sales volumes.

Continuous Cost Reduction

Continuous cost reduction is cultural at Pliant. Our goal is to always improve our cost position year-over-year. We strive to lower our pound-for-pound costs each year while driving down our base costs. Waste is always bad as it offers no value to anyone. We hate waste and we are focused on making it extinct. We also hate the use of high cost materials. High cost materials used for no compelling reason is a bad idea. We are working aggressively to reduce the use of high cost materials across the board.

Materials

•                  Global resin partnerships - we are in our 3rd year of repositioning our resin procurement program and we are very happy with our progress. We are now one of the largest buyers of Middle Eastern film-grade resins and we are well poised to benefit from the significant capacity increases coming on line in the Middle East over the next several years.

•                  Use of lower cost resins – we are becoming one of the largest buyers of secondary market resins. We have installed extra silos, blending equipment and film quality inspection equipment to precisely control the blended use of lower cost resins. This effort is accelerating into new grades of resins in 2007. Through very inventive engineering, we are learning to mix traditionally incompatible resins.

•                  Reuse of resins – we are an innovator in the reuse of waste resin generated during the manufacture of film. We are successfully reusing materials in unique, patentable ways that will allow us to minimize total waste in the Pliant product portfolio.

•                  Use of lower cost materials – we have expanded our materials program to investigate the re-engineering of inks, additives, packaging and specialty resins to drive out costs. This effort is accelerating in 2007. Traditional resins are only 2/3’s of our material costs, so, we are looking broadly at our entire material buy to identify additional cost savings opportunities.

Conversion Costs

•                  Gross Waste – In 2006, we again set a record for ourselves with a 9.6% gross waste. This is over two full points of improvement in 3 years (19%) – from 11.9% in 2003. Our momentum continues and, once again, we have significant improvements planned for 2007.

•                  Net waste – In 2006, we also set a record for net waste with 4.4% net waste. This is a 3.7 point improvement in 3 years (46%) – from 8.1% in 2003 and like gross waste, we have significant improvements planned for 2007.

•                  Throughput Efficiency – The ultimate goal in our plants is to operate every machine at full speed making quality product 168 hours per week, 365 days per year. This is the gold standard. We are focused on this outcome and have several initiatives in setup/changeover times, increased run speeds, scheduling enhancements, and other uptime improvements toward this goal.

•                  Delivered Product Quality – At the end of the day, our customers want error-free, damage-free products delivered to them on-time with no documentation errors. We measure what we call the Perfect Order and we are systematically identifying and implementing improvements towards achievement of this goal.

Base Costs

•                  SG&A – We have kept headcount flat to down for the 3rd year in row. We are dedicated to keeping our base costs in check.

•                  Manufacturing Super Plants – Scale is important in many of Pliant’s core product offerings. We have deliberate plans to maintain our leading edge in delivered cost and take advantage of all scale opportunities.

2006 Financial Highlights

In 2006, we grew sales in a tough market and achieved EBITDAR in our communicated range. At the same time, we accomplished a transformational debt reduction through our successful chapter 11 reorganization from which we emerged in July 2006. The combination of our performance and our debt reduction led to a huge year-to-year improvement in free cash flow enabling us to both increase our capital reinvestment and achieve our net liquidity targets.

•                  Sales increased $84 million or 8% from ~$1.1 billion to ~$1.2 billion

•                  Unit volume increased ~2.0% with ~1.5% downgauging

•                  Resin price changes and volatility was passed through for the 2nd year in a row

•                  Profit/EBITDAR increased ~$12 million or 13% from $92 million to $104 million

•                  Debt decreased by $515 million or 41% from $1.25 billion to $737 million

•                  Capex/reinvestment increased $10 million or 26% from $38 million to $48 million

•                  Free cash flow improved ~$107 million from 2005 to 2006

Pliant Long Term Business Plan

We are very committed to our balanced long term business plan and some of our key long term objectives are as follows:

•                  Sales growth based on growing accretive sales mix – causes us to invest in new, state of the art capacity and maintain a focused innovation agenda. We will organically grow sales around 2% to 3% per year. Downgaging will mask about 1.5 points per year.

•                  Sales growth based on growing with the winners – causes us to re-align our relationships with products and customers that are growing and have compelling sales propositions themselves

•                  Cost reduction based on lowering material costs – materials are the largest element of our cost structure and we have a multi-faceted gameplan for reducing our costs

•                  Cost reduction based on lowering conversion costs – throughput efficiency, focused projects and footprint rationalization

•                  Cost reduction based on lowering base costs – keeping our SG&A in check and always focusing on retaining the best staff possible at Pliant

•                  Cost reduction based on lowering supply chain costs – focus on actively managing our freight spend, working with customers to improve shipping efficiencies and reduce storage costs.

•                  Increase EBITDAR 10% per year – coupled with our solid, investment backed improvement programs, virtually every single long term outlook for resin prices call for a return to historical profit rates as new worldwide capacity comes on line in 2008 and 2009. This will impact Pliant and the industry very favorably and probably add additional EBITDAR to our outlooks.

•                  Mitigate resin price induced volatility - Pliant is more prepared than ever to succeed in unfavorable resin pricing environments because of our success in reengineering our resin procurement program, our waste reuse program and our customer contracts.

•                  Improve our capital structure and ratios each year –we will increase our liquidity every year while at the same time increasing our capex reinvestment every year and we will completely pay off our revolver within a few years.

Summary

We have solid momentum with our customers, our focused sales growth areas and our cost reduction programs. Consistent with our long term plans, our goals for 2007 are as follows:

•                  Organic sales growth of ~ 1.5% to 2.5%

•                  Downgauging will be around 1.5%

•                  Timing of plant consolidations and equipment relocations could affect these numbers a little bit

•                  Cost structure decreasing for the 4th year in a row

•                  Headcount will be held flat, operational costs will decrease, manufacturing overheads will decrease

•                  Capex reinvestment increasing for the 3rd year in a row

•                  Investment for material cost reduction, operational cost reduction, growth products, growth customers, innovation programs and operational systems

•                  Net liquidity increasing for the 2nd year in a row

•                  Higher EBITDAR, lower cash interest outflows and improved working capital efficiency

•                  EBITDAR increasing for the 2nd year in a row

•                  Our goal is ~$110 to $114 million depending on the inevitable timing of resin volatility

Pliant is very focused and we are committed to achieving our results via our balanced business model. We expect to achieve our 2007 plan by expanding our business in focused areas, driving technology and innovation in focused areas and delivering world-class performance to our customers. We are very excited about 2007. We look forward to achieving the goals that we have set and establishing a firm foundation for continued improvement in 2008.

Harold Bevis
President, Chief Executive Officer, Director
Pliant Corporation

DEFINITION OF TERM USED IN THIS PUBLIC COMMUNICATION

EBITDAR – Earnings from continuing operations before interest, income taxes, depreciation, amortization, restructuring and other costs and other non-cash charges.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934.  These statements relate to analyses and other information that is based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified in this release by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These forward-looking statements are not historical facts but instead represent only expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause actual results to be materially different from the forward-looking statements contained in this release.

Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2006.  Such risks, uncertainties and other important factors include, among others:

•       general economic and business conditions, particularly an economic downturn;

•       continuing losses and charges against earnings resulting from restructuring or the impairment of assets;

•       industry trends;

•       risks of high leverage and any increases in our leverage;

•       interest rate increases;

•       changes in our ownership structure;

•       changes in the Company’s composition of operating segments;

•       raw material costs and availability, particularly resin;

•       the timing and extent to which we pass through resin cost changes to our customers;

•       the loss of any of our key suppliers;

•       changes in credit terms from our suppliers;

•       competition;

•       the loss of any of our major customers;

•       changes in demand for our products;

•       new technologies;

•       changes in distribution channels or competitive conditions in the markets or countries where we operate;

•       costs of integrating any future acquisitions;

•       loss of our intellectual property rights;

•       foreign currency fluctuations and devaluations and political instability in our foreign markets;

•       changes in our business strategy or development plans;

•       availability, terms and deployment of capital;

•       availability of qualified personnel;

•       labor relations and work stoppages; and

•       increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements, including, without limitation, management’s projection of future operating trends, are based upon current expectations and various assumptions.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 23 manufacturing and research and development facilities around the world and employs approximately 3,073 people.

CONTACTS:
Jean Gagliardo
Phone:  847-969-3355
Email:  jean.gagliardo@pliantcorp.com
Company Web Site:  www.pliantcorp.com